SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 22, 2014

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54930	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2211 Elliott Ave., Suite 200
Seattle, WA	98121
(Address of principal executive offices)	(Zip Code)

(206) 455-2940

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 22, 2014, the company entered into an asset purchase agreement with Jessica Vance, the owner of Suzie Q’s NPO.  Suzie Q’s is located at 12710 Aurora Ave. N., Seattle, WA 98133.  Under this agreement, the company will purchase substantially all of the assets of Suzie Q’s for a total consideration of $20,000.  This amount is due within 5 days of the execution of the agreement.

Item 2.01 – Completion of Acquisition of Assets

On July 22, 2014, the company entered into an asset purchase agreement with Jessica Vance, the owner of Suzie Q’s NPO, as described above, for $20,000.  The assets acquired consists of all rights, permits, licenses, applications, records, equipment and other assets of Suzie Q’s NPO.

Item 9.01 – Exhibits

Exhibit 10.1: Asset purchase agreement between Primco Management, Inc. and Jessica Vance signed July 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc..

By:	/s/ David Michery
David Michery Chief Executive Officer

Dated:  July 29, 2014